Exhibit 99.1

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 440-701-5100

For Immediate Release

Gas Natural Inc. Reports 2016 First Quarter Results

CLEVELAND, OH, May 9, 2016 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating local natural gas utilities serving approximately 68,000 customers in four states, reported financial results for the first quarter ended March 31, 2016. The Company reported income from continuing operations of $2.7 million, or $0.26 per share, for the first quarter, compared with income from continuing operations of $4.4 million, or $0.42 per share, for the first quarter of 2015. The 2016 results were significantly impacted by record-setting warm weather in most of its markets.

Mr. Gregory J. Osborne, Gas Natural’s President and Chief Executive Officer, commented, “We have been making progress with our strategic initiatives over the past couple of years. However, unseasonably warm weather had a significant impact on the quarter. The National Oceanic and Atmospheric Administration reported that this past winter, defined as December through February, was the warmest winter on record for the contiguous United States. Normally, our geographic diversity is a strength, but unfortunately all regions were affected when compared with the prior year. Additionally, our Maine operations were unfavorably impacted by the closure of two paper mills facilities and the changes in rates for a third transportation customer. We believe Maine remains an excellent market for growth even as it deals with economic challenges and we face tougher competition with lower oil prices.”

First Quarter 2016 Operating Review

Revenue for the 2016 first quarter was $38.3 million, down $15.4 million, or 28.7%, from the prior-year quarter on lower natural gas prices and lower volume. There was an approximate $1.0 million decline in revenue from the sale of the Kentucky and Pennsylvania utilities operations in the fourth quarter of 2015.

Gross margin for the first quarter of 2016 was $14.7 million, a $2.9 million, or 16.5%, decrease from the prior-year period. Approximately $2.1 million, or 71%, of the decline was due to lower volume resulting from the impact of significantly warmer weather. Reductions in volume in the Maine operations from closed paper mills and decline in other transportation customers’ related demand reduced gross margin by approximately $0.5 million. The sale of the Pennsylvania and Kentucky utility assets had a $0.4 million impact.

Operating expenses declined $0.6 million to $9.2 million. Corporate and other expenses were down $0.8 million, mostly as a result of reduced legal costs and the elimination of the Kentucky and Ohio operations, while the natural gas utility operations offset this decline by about $0.2 million from higher personnel costs.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations, a number not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), but a measure that management believes to be a better representation of the Company’s fundamental earnings ability, was $3.1 million, or $0.30 per share, for the first quarter, compared with adjusted income from continuing operations of $4.8 million, or $0.46 per share, in the first quarter of 2015. Adjusted income from continuing operations for the 2016 first quarter excludes, net of tax, $53,000 of atypical professional, legal and regulatory expenses as well as a $329,000 after-tax loss on disposal of assets. The 2015 adjusted first quarter results exclude, net of tax, atypical professional, legal and regulatory expenses of $388,000.

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

See attached tables for a reconciliations of GAAP income from continuing operations to non-GAAP adjusted income from continuing operations for the 2016 and 2015 first quarters.

Adjusted EBITDA

Adjusted earnings from continuing operations before interest, taxes, depreciation, amortization, accretion, and atypical expenses (“Adjusted EBITDA”), a non-GAAP financial measure, was $7.7 million and $10.5 million, respectively, in the first quarters of 2016 and 2015. The Company believes that, when used in conjunction with measures prepared in accordance with GAAP, Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its financial performance.

See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA, as well as reconciliations of GAAP income from continuing operations to non-GAAP Adjusted EBITDA.

Balance Sheet and Cash Management

Cash and cash equivalents as of March 31, 2016 were $4.0 million, compared with $2.7 million at December 31, 2015.

Cash provided by operating activities of continuing operations in the 2016 first quarter was $9.4 million compared with $7.9 million in the 2015 first quarter, with the increase primarily due to lower working capital requirements.

Capital expenditures for the 2016 first quarter were $2.3 million compared with $2.5 million in the prior-year period. The 2016 first quarter capital expenditures included approximately $1 million for the Company’s ERP system. Capital expenditures in 2016, excluding capitalized costs associated with the ERP system, are expected to be approximately $4.5 million to $5 million and are focused on the growth of the Company’s Natural Gas Operations segment, as well as ongoing construction activities to support expansion, maintenance and enhancements of its gas pipeline systems.

Cash used in financing activities of continuing operations was $5.9 million in the 2016 first quarter compared with $6.0 million in the prior year quarter. Debt repayment was the primary use of cash in both periods, with the 2015 quarter also including a $1.4 million dividend payment.

Mr. Osborne concluded, “As recently announced, we adopted a new dividend policy that better aligns our dividend payout with our growth plans. This resulted in a reduction of our annualized dividend rate to $0.30 per share, from $0.54 per share previously. Beginning in the second quarter of 2016, we intend to establish a regular, sustained quarterly dividend schedule based on this new rate. Additionally, in the second half of this year, we look forward to completing our corporate reorganization and refinancing, which will reduce our cost of debt, provide for additional capital and solidify our legal and capital structure to better support our future growth. Finally, as we progress through 2016, we are working diligently to bring resolution to our remaining open legacy issues inherited from the prior management, while we also direct our energy and investments on driving growth in our core markets.”

Webcast and Conference Call

Gas Natural will host a conference call and live webcast on Monday, May 9th at 4:30 p.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2016 first quarter and discuss Gas Natural’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company’s website at investor.egas.net.

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

A telephonic replay will be available from 7:30 p.m. Eastern Time on the day of the teleconference through Monday, May 16, 2016. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13636195. An archive of the webcast will be available on the Company’s website at investor.egas.net/past events and will include a transcript, once available.

About Gas Natural Inc.
Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers. It distributes approximately 21 billion cubic feet of natural gas to roughly 68,000 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. The Company’s other operations include interstate pipeline, natural gas production, and natural gas marketing. The Company's Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in its markets, while looking for acquisitions that are either adjacent to its existing utilities or in under served markets. Gas Natural Inc. regularly posts information on its website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements
The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," "believes" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company's business generally include, but are not limited to the Company’s ability to consummate the corporate reorganization and debt refinancing on terms that are acceptable to the Company, or at all; the Company's ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company's continued ability to make or increase dividend payments; the Company's ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company's ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company's control; the risk factors and cautionary statements made in the Company's public filings with the Securities and Exchange Commission; and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.'s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, contact:

Gas Natural Inc.	Investor Relations
James E. Sprague, Chief Financial Officer	Deborah K. Pawlowski or Karen L. Howard, Kei Advisors LLC
Phone: (216) 202-1564	Phone: (716) 843-3908 / (716) 843-3942
Email: jsprague@egas.net	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2016	2015
REVENUE
Natural gas operations	$35,064	$51,280
Marketing and production	3,243	2,453
Total revenues	38,307	53,733

COST OF SALES
Natural gas purchased	20,622	33,769
Marketing and production	2,940	2,307
Total cost of sales	23,562	36,076

GROSS MARGIN	14,745	17,657

OPERATING EXPENSES
Distribution, general, and administrative	5,927	6,587
Maintenance	264	327
Depreciation, amortization and accretion	1,957	1,890
Taxes other than income	1,080	1,003
Provision for doubtful accounts	20	52
Total operating expenses	9,248	9,859

OPERATING INCOME	5,497	7,798

Other (loss) income, net	(402)	155
Interest expense	(753)	(869)
Income before income taxes	4,342	7,084
Income tax expense	(1,640)	(2,667)
INCOME FROM CONTINUING OPERATIONS	2,702	4,417

Discontinued operations, net of income taxes	(23)	437

NET INCOME	$2,679	$4,854

Basic weighted shares outstanding	10,506,877	10,487,511
Dilutive effect of restricted stock awards	654	854
Diluted weighted shares outstanding	10,507,531	10,488,365

BASIC & DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.26	$0.42
Discontinued operations	(0.00)	0.04
Net income per share	$0.26	$0.46

Dividends declared per common share	$0.075	$0.135

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	March 31,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,983	$2,728
Accounts receivable
Trade, less allowance for doubtful accounts of $610 and $506, respectively	11,042	10,635
Related parties	95	188
Unbilled gas	4,778	6,995
Inventory
Natural gas	1,333	4,063
Materials and supplies	2,510	2,271
Regulatory assets, current	3,623	2,469
Other current assets	2,621	2,174
Total current assets	29,985	31,523

PROPERTY, PLANT, & EQUIPMENT, NET	140,651	142,416

OTHER ASSETS
Regulatory assets, non-current	1,399	1,523
Goodwill	15,872	15,872
Customer relationships, net of amortization	2,549	2,625
Restricted cash	1,448	1,898
Other non-current assets	2,123	1,530
Total other assets	23,391	23,448
TOTAL ASSETS	$194,027	$197,387

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2016	2015

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Line of credit	$17,150	$15,750
Accounts payable
Trade	8,310	8,784
Related parties	58	192
Notes payable, current portion	506	5,012
Note payable to related party	-	1,980
Accrued liabilities	5,313	5,837
Regulatory liability, current	210	487
Build-to-suit liability	-	2,041
Other current liabilities	6,826	5,379
Total current liabilities	38,373	45,462

LONG-TERM LIABILITIES
Deferred tax liability	13,427	12,295
Regulatory liability, non-current	1,292	1,251
Capital lease liability, non-current	5,557	5,177
Other long-term liabilities	2,831	3,286
Total long-term liabilities	23,107	22,009

NOTES PAYABLE, less current portion	34,344	34,427

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock; $0.15 par value; 1,500,000 shares authorized, no shares issued or outstanding	-	-
Common stock; $0.15 par value; Authorized: 30,000,000 shares; Issued and outstanding: 10,507,734 and 10,504,734 shares as of March 31, 2016 and December 31, 2015, respectively	1,576	1,575
Capital in excess of par value	64,019	63,985
Retained earnings	32,608	29,929
Total stockholders’ equity	98,203	95,489
TOTAL CAPITALIZATION	132,547	129,916
TOTAL LIABILITIES AND CAPITALIZATION	$194,027	$197,387

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(amounts in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,679	$4,854
Less (loss) income from discontinued operations	(23)	437
Income from continuing operations	2,702	4,417
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,957	1,879
Accretion	-	11
Amortization of debt issuance costs	101	123
Provision for doubtful accounts	20	52
Amortization of deferred loss on sale-leaseback	170	-
Stock based compensation	34	125
Loss (gain) on sale of assets	529	(38)
Unrealized holding loss on contingent consideration	24	-
Change in fair value of derivative financial instruments	(89)	(122)
Investment tax credit	(5)	(5)
Deferred income taxes	1,632	2,923
Changes in assets and liabilities:
Accounts receivable, including related parties	(420)	(3,446)
Unbilled gas	2,217	1,940
Natural gas inventory	2,730	4,802
Accounts payable, including related parties	(896)	(349)
Regulatory assets and liabilities	(1,431)	(3,730)
Prepayments and other	(12)	(93)
Other assets	309	(268)
Other liabilities	(200)	(353)
Net cash provided by operating activities	9,372	7,868

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,310)	(2,493)
Proceeds from sale of fixed assets	2	38
Customer advances for construction	-	5
Contributions in aid of construction	120	80
Net cash used in investing activities	(2,188)	(2,370)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	5,800	8,600
Repayments of lines of credit	(4,400)	(12,620)
Repayments of notes payable	(6,633)	(136)
Payments of capital lease obligations	(651)	(402)
Debt issuance costs paid	(23)	(20)
Dividends paid	-	(1,416)
Net cash used in financing activities	(5,907)	(5,994)

DISCONTINUED OPERATIONS
Operating cash flows	(22)	1,813
Investing cash flows	-	(181)
Net cash (used in) provided by discontinued operations	(22)	1,632

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,255	1,136
Cash and cash equivalents, beginning of period	2,728	1,586
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,983	$2,722

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Segments of Operations

(Unaudited)

Three Months Ended March 31, 2016

(Amounts in thousands)

	Natural Gas	Marketing &	Corporate &
	Operations	Production	Other	Consolidated

OPERATING REVENUE	$35,076	$3,605	$-	$38,681
Intersegment eliminations	(12)	(362)	-	(374)
Total operating revenue	35,064	3,243	-	38,307

COST OF SALES	20,634	3,302	-	23,936
Intersegment eliminations	(12)	(362)	-	(374)
Total cost of sales	20,622	2,940	-	23,562

GROSS MARGIN	14,442	303	-	14,745

OPERATING EXPENSES	8,925	220	103	9,248

OPERATING INCOME (LOSS)	$5,517	$83	$(103)	$5,497

DISCONTINUED OPERATIONS	$-	$-	$(23)	$(23)

NET INCOME (LOSS)	$2,772	$29	$(122)	$2,679

Three Months Ended March 31, 2015

(Amounts in thousands)

	Natural Gas	Marketing &	Corporate &
	Operations	Production	Other	Consolidated

OPERATING REVENUE	$51,367	$4,626	$-	$55,993
Intersegment eliminations	(87)	(2,173)	-	(2,260)
Total operating revenue	51,280	2,453	-	53,733

COST OF SALES	33,979	4,357	-	38,336
Intersegment eliminations	(87)	(2,173)	-	(2,260)
Total cost of sales	33,892	2,184	-	36,076

GROSS MARGIN	17,388	269	-	17,657

OPERATING EXPENSES	8,783	232	879	9,894
Intersegment eliminations	(35)	-	-	(35)
Total operating expenses	8,748	232	879	9,859

OPERATING INCOME (LOSS)	$8,640	$37	$(879)	$7,798

DISCONTINUED OPERATIONS	$-	$-	$437	$437

NET INCOME (LOSS)	$5,113	$4	$(263)	$4,854

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Natural Gas Operations

Utility Throughput

	Three Months Ended March 31,
(in million cubic feet (MMcf))	2016	2015

Full service distribution:
Energy West Montana (MT)	1,267	1,326
Frontier Natural Gas (NC)	410	470
Bangor Gas (ME)	548	841
Ohio Companies (OH)	1,383	1,873
Public Gas (KY)	-	76
Total full service distribution	3,608	4,586

Transportation	3,182	3,306
Bucksport	50	128

Total volumes	6,840	8,020

Heating Degree Days

		Three Months Ended		Percent Colder (Warmer)
		March 31,		2016 Compared to
	Normal	2016	2015	Normal	2015

Great Falls, MT	3,031	2,716	2,778	(10.39)%	(2.23)%
Bangor, ME	3,685	3,445	4,453	(6.51)%	(22.64)%
Elkin, NC	2,067	2,129	2,282	3.00%	(6.70)%
OH weighted average	2,908	2,599	3,451	(10.63)%	(24.69)%
Total Weighted Average	2,992	2,704	3,167	(9.63)%	(14.62)%

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Gas Natural Inc. Reports 2016 First Quarter Results

May 9, 2016

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Income from Continuing Operations to
Non-GAAP Adjusted Income from Continuing Operations(1)

(in thousands, except per share amounts)	Three Months Ended
	March 31,
	2016		2015
		per		per
		diluted		diluted
	$	share	$	share
GAAP income from continuing operations	$2,702	$0.26	$4,417	$0.42
Add back, after tax:
Non-recurring legal and professional fees	53	0.01	364	0.03
Non-recurring regulatory and other expenses	-	-	24	0.01
Loss on disposal of assets	329	0.03	-	-
Non-GAAP adjusted income from continuing operations(1)	$3,084	$0.30	$4,805	$0.46

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Adjusted EBITDA(1)

(in thousands)	Three Months Ended
	March 31,
	2016	2015
GAAP income from continuing operations	$2,702	$4,417
Add back:
Net interest expense	753	869
Income taxes	1,640	2,667
Depreciation, amortization and accretion	1,957	1,890
Non-recurring legal and professional fees	85	583
Non-recurring regulatory and other expenses	-	38
Loss on disposal of assets	531	-
Non-GAAP Adjusted EBITDA(1)	$7,668	$10,464

(1)Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Income from Continuing Operations and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, accretion and atypical charges, which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted Income from Continuing Operations and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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